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                          LICENSE ASSIGNMENT AGREEMENT



       LICENSE ASSIGNMENT AGREEMENT ("License Assignment") effective as of November 2, 1995 between ITT CORPORATION, a Delaware corporation ("ITT Corporation") and ITT DESTINATIONS, INC., a Nevada corporation ("ITT Destinations") (the "Parties").

                                    RECITALS

       WHEREAS, the Board of Directors of ITT Corporation (as hereinafter defined) has decided to carry out the Distribution (as hereinafter defined) whereby the holders of shares of Common Stock of ITT Corporation will receive all the outstanding shares of Common Stock of ITT Destinations and all the outstanding shares of Common Stock of ITT Hartford Group, Inc. (as hereinafter defined);

       WHEREAS, the shareholders of ITT Corporation have approved the aforesaid Distribution and certain other related transactions considered necessary by ITT Corporation to carry out the Distribution;

       WHEREAS, as part of carrying out the Distribution, ITT Corporation has entered into Trade Name and Trademark License Agreements each effective November 1, 1995 with ITT Manufacturing Enterprises, Inc. ("Enterprises License Agreement") and with ITT Hartford Group, Inc. ("Hartford License Agreement") granting them and certain of their Sublicensees the continued right and license to use the ITT Name and the ITT Marks (each as hereinafter defined); and

       WHEREAS, ITT Corporation owns and is assigning to ITT Destinations effective simultaneous with this License Assignment, all worldwide right, title, and interest in and to the ITT Name and the ITT Marks.

       NOW, THEREFORE, in connection with and to carry out the Distribution and in consideration of the premises and mutual agreements and covenants herein, the Parties hereby agree as follows:

       1. DEFINITIONS. As used in this License Assignment, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

              (a) "Distribution" shall mean the distribution on the Distribution Date to holders of record of shares of ITT Corporation Common Stock as of the Distribution Record Date of (i) the ITT Destinations Common Shares owned by ITT Corporation on the basis of one ITT Destinations Common Share for each outstanding share of ITT



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                                                                             (5)




Corporation Common Stock and (ii) the ITT Hartford Common Shares owned by ITT Corporation on the basis of one ITT Hartford Common Share for each outstanding share of ITT Corporation Common Stock.

              (b) "Distribution Agreement" shall mean the Distribution Agreement entered into by ITT Corporation, ITT Destinations, and ITT Hartford relating to the distribution of the shares of ITT Destinations and ITT Hartford to the holders of ITT Corporation Common Stock.

              (c) "Distribution Date" shall mean such date as may hereafter be determined by ITT Corporation's Board of Directors as the date on which the Distribution shall be effected.

              (d) "Effective Time" shall mean 11:59 p.m., New York time, on the Distribution Date.

              (e) "ITT Corporation" shall mean ITT Corporation, a Delaware corporation and its predecessor Maryland corporation, up to the Effective Time to be merged thereafter into ITT Indiana, Inc., an Indiana corporation, which will be renamed "ITT Industries, Inc." in connection with the Distribution.

              (f) "ITT Destinations" shall mean ITT Destinations, Inc., a Nevada corporation, to be renamed "ITT Corporation" immediately prior to the Effective Time.

              (g) "ITT Hartford" or "ITT Hartford Group, Inc." shall mean ITT Hartford Group, Inc., a Delaware corporation.

              (h) "ITT Manufacturing Enterprises, Inc." or "ITT Enterprises" shall mean ITT Manufacturing Enterprises, Inc., a Delaware corporation and a wholly owned subsidiary of ITT Corporation.

              (i) "ITT Logo" shall mean the worldwide rights to the stylized trademark and service mark shown in Exhibit B annexed to the Enterprises License Agreement and the Hartford License Agreement together with all registrations thereof and all applications thereof now or hereinafter obtained or filed, and the goodwill associated therewith.

              (j) "ITT Marks" shall mean the worldwide rights to (i) the ITT Logo, and (ii) all other trademarks and service marks consisting of the letters "ITT", together with all registrations thereof and all applications therefor now or hereinafter filed or obtained, and the goodwill associated therewith.





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                                                                             (5)





              (k) "ITT Name" shall mean the worldwide rights to that portion of any company or trade name consisting of the letters "ITT", and the goodwill associated therewith.

       2. ASSIGNMENT. ITT Corporation hereby transfers and assigns to ITT Destinations, without charge to ITT Destinations, effective as of November 2, 1995, the Enterprises License Agreement and the Hartford License Agreement and all rights and obligations thereunder.

       3. ACCEPTANCE. ITT Destinations hereby accepts the transfer and assignment of the Enterprises License Agreement and the Hartford License Agreement and all rights and obligations thereunder.

       4. GUARANTEE. ITT Corporation acknowledges the obligations imposed upon its subsidiary ITT Manufacturing Enterprises, Inc. and upon any ITT Enterprises Sublicensees (as the term is defined in the Enterprises License Agreement) to comply with the terms and conditions of the Enterprises License Agreement and hereby guarantees to ITT Destinations the performance of ITT Enterprises and the ITT Enterprises Licensees of those terms and conditions.

       IN WITNESS WHEREOF, the Parties have caused this License Assignment to be duly executed by their respective authorized officers as of the day and year first written above.


                                         ITT CORPORATION


                                         By:        /s/ Richard S. Ward
                                                    ----------------------------
                                         Name:      Richard S. Ward
                                         Title:     Executive Vice President and
                                                    General Counsel


                                         ITT DESTINATIONS, INC.


                                         By:        /s/ Peter A. Abruzzese
                                                    ----------------------------
                                         Name:      Peter A. Abruzzese
                                         Title:     Vice President and Associate
                                                    General Counsel





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